                                                                    EXHIBIT 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the Quarterly Report of Zonagen, Inc. (the "Company") on Form 10-Q for the quarter ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Louis Ploth, Jr., Vice President Business Development and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2003             By: /s/ Louis Ploth, Jr.
                                         -------------------------
                                         Louis Ploth, Jr.
                                         Vice President Business Development and
                                         Chief Financial Officer
                                         Zonagen, Inc.

A signed original of this written statement required by Section 906 has been provided to Zonagen and will be retained by Zonagen and furnished to the Securities and Exchange Commission or its staff upon request.